UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2024

Emerald Holding, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38076	42-1775077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Broadway, 14th Floor
New York, New York		10005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 226-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 12, 2024, the Board of Directors (the “Board”) of Emerald Holding, Inc., a Delaware corporation (the “Company”) established a record date of the close of business on March 26, 2024 (the “Record Date”) for the payment of the regular accreting dividend (the “Preferred Stock Dividend”) on the Company’s Series A Convertible Participating Preferred Stock (the “Series A Preferred Stock”) for the three-month period ending March 31, 2024.

The Board has declared a Preferred Stock Dividend on each share of Series A Preferred Stock outstanding on the Record Date in an amount of $0.120727177209119 per share of Series A Preferred Stock, or approximately $8.6 million in the aggregate. The Preferred Stock Dividend will be payable in cash to such holders of record as of the Record Date on or as promptly as practicable following March 31, 2024.

In accordance with the Certificate of Designations for the Series A Preferred Stock, the members of the Board who are (i) not employees of the Company and (ii) unaffiliated with, and otherwise independent of, the Onex Partners V Stockholders (as such term is defined in the Certificate of Designations for the Series A Preferred Stock) approved the Company’s election to pay the Preferred Stock Dividend in cash.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD HOLDING, INC.

Date:	March 15, 2024	By:	/s/ David Doft
David Doft Chief Financial Officer